Exhibit (h)(10)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

FIRST AMENDED AND RESTATED EXHIBIT A

TO THE PLATFORM SERVICES ADMINISTATION AGREEMENT

BETWEEN EXCHANGE TRADED CONCEPTS LLC and EXCHANGE LISTED FUNDS TRUST

As amended: May 16, 2023

Platform Services Fees

Consistent with the terms of Section 2(F) of this Agreement, Trust and Adviser agree that each Fund shall pay Platform Services fees at the following rates, which payment shall be made out of the Advisory Fee payable to Adviser and not separately charged to the Fund, for the payment of all operational expenses of the Trust and the Funds. Platform Services, in its capacity as Paying Agent, shall also remit to Adviser fees as described below:

Fund/Fund Family	Fee	Retained Adviser Fees
Cabana Cabana Target Drawdown 5 ETF (TDSA) Cabana Target Drawdown 7 ETF (TDSB) Cabana Target Drawdown 10 ETF (TDSC) Cabana Target Drawdown 13 ETF (TDSD) Cabana Target Drawdown 16 ETF (TDSE) Cabana Target Leading Sector Aggressive ETF (CLSA) Cabana Target Leading Sector Moderate ETF (CLSM) Cabana Target Leading Sector Conservative ETF (CLSC)	0.80%	[Omitted]
Saba Closed-End Funds ETF (CEFS)	1.10%	[Omitted]
High Yield ETF (HYLD)	1.25%	[Omitted]
Armor US Equity Index ETF (ARMR)	0.50%	[Omitted]
ETC Gavekal Asia Pacific Government Bond ETF (AGOV)	0.50%	[Omitted]
Corbett Road Tactical Opportunity ETF (OPPX)	0.75%	[Omitted]
QRAFT QRAFT AI-Enhanced U.S. Large Cap Momentum ETF (AMOM) QRAFT AI-Enhanced U.S Large Cap ETF (QRFT) QRAFT AI-Enhanced Next Value ETF (NVQ) QRAFT AI-Enhanced U.S. High Dividend ETF (HDIV) QRAFT AI-Pilot U.S. Large Cap Dynamic Beta ETF (AIDP)	0.75%	[Omitted]
Asian Growth Cubs ETF (CUBS)	0.99%	[Omitted]
Akros Monthly Payout ETF (MPAY)	0.75%	[Omitted]

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Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first set forth above.

ETC PLATFORM SERVICES, LLC

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	Chief Executive Officer

EXCHANGE LISTED FUNDS TRUST

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	President

EXCHANGE TRADED CONCEPTS, LLC

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	Chief Executive Officer